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                                                                   Exhibit 3.0

                 RESTATED CERTIFICATE OF INCORPORATION

                                   OF

                              MATTEL, INC.

               (Originally incorporated on March 6, 1968)

       FIRST:       The name of the corporation (hereinafter called the
"Company") is MATTEL, INC.

       SECOND:      The registered office of the Company in the State of
Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

       THIRD:       The purpose of the Company is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       FOURTH:      The Company is authorized to issue a total of three
hundred twenty three million (323,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, three hundred million (300,000,000) shares are Common Stock, each of which shares of Common Stock has a par value of One Dollar ($1.00), three million (3,000,000) shares are Preferred Stock, each of which shares of Preferred Stock has a par value of One Dollar ($1.00), and twenty million (20,000,000) shares of Preference Stock, each of which shares of Preference Stock has a par value of one cent ($0.01).

       A statement of the designations of the authorized classes of stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms, is as follows:

       A.    Preferred Stock and Preference Stock:

       Shares of Preferred Stock and Preference Stock may be issued from time to time in one or more series.

       The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Article FOURTH, to fix by resolution or resolutions the designation of each series of Preferred Stock and Preference Stock and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets,

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conversion or exchange, and such other subjects or
matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware.

       If any proposed amendment to the Certificate of Incorporation of the Company would alter or change the preferences, special rights or powers given to any one or more outstanding series of Preferred Stock or Preference Stock so as to affect such series adversely, or would authorize the issuance of a class or classes of stock having preferences or rights with respect to dividends or dissolution or the distribution of assets that would be superior to the preferences or rights of such series of Preferred Stock or Preference Stock, then the holders of each such series of Preferred Stock or Preference Stock so affected by the amendment shall be entitled to vote as a series upon such amendment, and the affirmative vote of two-thirds
(2/3) of the outstanding shares of each such series shall be necessary to the adoption thereof, in addition to such other vote as may be required by the General Corporation Law of Delaware.

       The number of authorized shares of Preferred Stock and Preference Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, without there being a class vote of the Preferred Stock or Preference Stock.

       B.    Common Stock:

       Subject to all of the preferences and rights of the Preferred Stock and the Preference Stock or a series of either that may be fixed by a resolution or resolutions of the Board of Directors, dividends may be paid on the Common Stock as and when declared by the Board of Directors, out of any funds of the Company legally available for the payment of such dividends.

       Except as may otherwise be provided by a resolution or resolutions of the Board of Directors concerning the Preferred Stock and the Preference Stock or a series of either, or by this Certificate of Incorporation or the General Corporation Law of Delaware, the holders of the shares of Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote.

       C.    Series E Junior Participating Preference Stock:

       The designated powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Series E Junior Participating Preference Stock are as follows:

       1.    Designation and Amount.    The shares of such series shall be
designated as "Series E Junior Participating Preference Stock" (the "Series E Preference Stock") and the number of shares constituting the Series E Preference Stock shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors;

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provided,
that no decrease shall reduce the number of shares of Series E Preference Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series E Preference Stock.


       2.    Dividends and Distributions.

             (A) Subject to the rights of the holders of any shares of any series of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Company or Preference Stock (or any similar stock) ranking prior and superior to the Series E Preference Stock with respect to dividends, the holders of shares of Series E Preference Stock, in preference to the holders of Common Stock, par value $1.00 per share (the
             "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount
             (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding
             Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series E Preference Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise that by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series E Preference Sock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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             (B)    The Company shall declare a dividend or distribution
             on the Series E Preference Stock as provided in paragraph
             (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series E Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

             (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series E Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment
             Date or is a date after the record date for the determination of holders of shares of Series E Preference Stock entitled to receive a quarterly dividend and before such Quarterly
             Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series E Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Preference
             Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

       3.    Voting Rights.      The holders of shares of Series E
Preference Stock shall have the following voting rights:

             (A) Subject to the provision for adjustment hereinafter set forth, each share of Series E Preference Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series E Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the

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             numerator of which is the number of shares of Common
             Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
             Stock that were outstanding immediately prior to such event.

             (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or Preference Stock or any similar stock, or by law, the holders of shares of Series E Preference Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

             (C) Except as set forth herein, or as otherwise provided by law, holders of Series E Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

       4.    Certain Restrictions.

             (A) Whenever quarterly dividends or other dividends or distributions payable on the Series E Preference Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series E Preference Stock outstanding shall have been paid in full, the Company shall not:

                    (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preference Stock;

                    (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preference Stock, except dividends paid ratably on the Series E Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior
                    (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preference Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon

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                    dissolution, liquidation and winding up) to the Series
                    E Preference Stock; or

                    (iv) redeem or purchase or otherwise acquire for consideration any shares of Series E Preference Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                    up) with the Series E Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

             (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

       5. Reacquired Shares. Any shares of Series E Preference Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or Preference Stock or any similar stock or as otherwise required by law.

       6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preference Stock unless, prior thereto, the holders of shares of Series E Preference Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series E Preference Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preference Stock, except distributions made ratably on the Series E Preference Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the

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outstanding shares of
Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series E Preference Stock were entitled immediately prior to such event under the provision in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       7.    Consolidation, Merger, etc.       In case the Company shall
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series E Preference Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common
Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Preference Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

       8.    No Redemption.      The shares of Series E Preference Stock
shall not be redeemable.

       9. Rank. The Series E Preference Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of Preferred Stock or Preference Stock.

       10.   Amendment.    If any proposed amendment to the Certificate
of Incorporation would alter or change the preferences, special rights or powers given to the Series E Preference Stock so as to affect the Series E Preference Stock adversely, or would authorize the issuance of a class or classes of stock having preferences or rights with respect to dividends or dissolutions or the distribution of assets that would be superior to the preferences or rights of the Series E Preference Stock, then the holders of the Series E Preference Stock shall be entitled to vote as a series upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of Series E Preference Stock shall

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be necessary to the adoption thereof, in
addition to such other vote as may be required by the General Corporation Law of the State of Delaware.

       D.    12.5% Convertible Preference Stock, Series F:

       The designated powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, the 12.5% Convertible Preference Stock, Series F, are as follows:

       1. Designation. The shares of such series shall be designated as "12.5% Convertible Preference Stock, Series F" (the "Series F Stock")

       2. Number of Shares. The number of shares constituting the Series F Stock be and the same is hereby fixed as 864,293 and cannot be increased.

       3. Stated Capital. The amount to be represented in stated capital at all times for each share of the Series F Stock shall be its par value of $.01 per share.

       4. Rank. The Series F Stock shall, with respect to dividend rights and rights on liquidation, rank (i) junior to, or on parity with, as the case may be, any other series of the Preferred Stock or Preference Stock established by the Board of Directors, the terms of which shall specifically provide that such series shall rank senior to, or on parity with, as the case may be, the Series F Stock with respect to dividend rights and rights on liquidation, and (ii) prior to any other equity securities of the Company including all classes of the Common Stock, $1.00 par value per share (collectively, the "Common Stock"), of the Company. (All of such equity securities of the Company to which the Series F Stock rank prior in right of dividends or in liquidation, as the case may be, including all classes of the Common Stock, are at times collectively referred to herein as the "Junior Securities".)

       5.     Dividends.

             (A) From and after November 26, 1991 and prior to the date of conversion thereof, the holders of such stock shall be entitled to receive, out of the assets of the Company at the time legally available therefor and before any dividend or other distribution is declared or paid with respect to the outstanding shares of Common Stock, cumulative cash dividends, as and when declared by the Board of Directors of the Company, at the rate of $4.882 per share per annum.
             Such dividends shall be payable in arrears, in equal quarterly installments of $1.2205 per share on November 26, February
             26, May 26 and August 26, or on such other date in November, February, May or August of each year as or shall be designated by the Board of Directors of the Company
             (each such date is referred to herein as a "Dividend Payment Date" and the quarterly period between consecutive Dividend Payment Dates is referred to herein as a "Dividend Period"); each such quarterly dividend shall be paid to

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             the holders of
             record of outstanding shares of Series F Stock as their names shall appear on the share register of the Company on the corresponding Record Date. As used herein, the term
             "Record Date" means, with respect to the quarterly dividends payable on November 26, February 26, May 26 and August
             26, respectively, the preceding November 15, February 15,
             May 15 and August 15, or such other record date as may be designated by the Board of Directors of the Company in the event that the Board of Directors of the Company designates a Dividend Payment Date other than the 26th day of each such month.

             (B) If, on any Dividend Payment Date which is prior to the date of conversion of shares of Series F Stock, full cash dividends pursuant to subclause (A) above are not paid or made available to the holders of outstanding shares of Series
             F Stock and the funds available to the Company for such purpose shall be insufficient to permit payment in full in cash to all such holders of outstanding shares of Series F Stock of the preferential dividend amounts to which they are then entitled pursuant to subclause (A) above, the entire amount available for payment of cash dividends with respect to the outstanding shares of Series F Stock pursuant to subclause
             (A) above shall be distributed among the holders of outstanding shares of Series F Stock ratably, in proportion to the full amounts to which they would otherwise be entitled, and any remainder not paid in cash to the holders of outstanding shares of Series F Stock shall cumulate as provided in subclause (C) below.

             (C) If, on any Dividend Payment Date which is prior to the date of conversion of shares of Series F Stock, the holders of outstanding shares of Series F Stock shall not have received the full cash dividends to which they are entitled pursuant to sub-clause (A) above, then such unpaid dividends shall cumulate, whether or not declared, until so paid.

             (D) In addition to the cumulative dividends payable with respect to outstanding shares of Series F Stock pursuant to subclauses (A), (B) and (C) above, from and after February
             26, 1992 and prior to the date (the "ESOP Payment Date") the trustee of the International Games, Inc. ("International") Restated Employee Stock Ownership Plan (the "ESOP") receives written notice of final payment by the ESOP of all amounts due to the Company pursuant to the Loan
             Agreement dated as of August 1, 1987, or a suitable replacement thereof, between International and the ESOP
             (the "ESOP Loan Agreement"), the holders of such shares shall be entitled to receive on any Dividend Payment Date in any year, out of the assets of the Company at the time legally available therefor and before any dividend or other distribution is declared or paid with respect to the outstanding shares of Common Stock, noncumulative cash dividends, as and when declared by the Board of Directors of the Company, and in such amounts as the Board of Directors of

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             the Company shall, in its sole discretion, from time to time determine to be necessary, together with the amount of the Company's annual contribution to the ESOP, to amortize all of the amounts due in such year to the holders of the International's FRESOP Notes, Series 1987 A, or suitable replacements thereof, issued pursuant to the Indenture of Trust, dated as of August 1, 1987, between the International, as issuer, and Bankers Trust Company, as trustee, in accordance with the terms thereof; provided, however, that in no event shall the outstanding shares of Series F Stock be entitled to receive noncumulative dividends pursuant to this subclause (D) in excess of $.5889 per share per annum. Each such dividend shall be paid to the holders of record of outstanding shares of Series F Stock as their names shall appear on the share register of the Company on the corresponding Record Date.

             (E) In addition to the cumulative dividends payable with respect to the outstanding shares of Series F Stock pursuant to subclauses (A), (B) and (C) above and the noncumulative dividends payable with respect to such shares pursuant to subclause (D) above, if, on any Dividend Payment Date which is prior to the date of conversion of shares of Series F Stock, after the payment of all dividends, if any, with respect to the outstanding shares of Series F Stock pursuant to subclauses
             (A), (B), (C) and (D) above, any dividend shall be declared by the Board of Directors of the Company with respect to the outstanding shares of Common Stock, the holders of outstanding shares of Series F Stock on the applicable Record Date for the dividend on the Common Stock shall be entitled to receive on the applicable Dividend Payment Date dividends in such amount as they would be entitled to receive if their shares of Series F Stock had been converted into shares of Common Stock on the applicable Record Date.

       6.    Distributions Upon Liquidation, Dissolution or Winding Up.

             (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company which is prior to the ESOP Payment Date, after the payment in full of all preferential liquidation amounts to which the holders of outstanding shares of Preferred Stock or Preference Stock ranking senior to the Series F Stock shall be entitled, but before any distribution or payment shall be made to the holders of outstanding shares of Common Stock, the holders of outstanding shares of Series F Stock shall be entitled to receive, out of the assets of the Company at the time legally available therefor, an amount equal to the positive sum, if any, of (x) $39.056 per share, together with all dividends accrued (whether or not declared) during the dividend period in which such liquidation, dissolution or winding up occurs and all cumulated and unpaid dividends, if any, accrued during any prior dividend periods, less (y) the quotient obtained by dividing the principal amount of the indebtedness of the ESOP to the Company pursuant to the

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             ESOP Loan Agreement outstanding on the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company by 864,293. If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the assets of the Company legally available therefor after the payment in full of all preferential liquidation amounts to which the holders of outstanding shares of Preferred Stock or Preference Stock ranking senior to the Series F Stock shall be entitled but before any distribution or payment shall be made to the holders of outstanding Junior Securities, shall be insufficient to permit the payment in full to the holders of outstanding shares of Series F Stock of the preferential liquidation amounts to which they are then entitled, the entire assets of the Company thus distributable shall be distributed among the holders of outstanding shares of Series F Stock ratably, in proportion to the full amounts to which such holders would otherwise be entitled if such assets were sufficient to permit payment in full. In addition, after the payment in full of all preferential liquidation amounts to which the holders of outstanding shares of Series F Stock shall be entitled, the holders of all outstanding shares of Common Stock, and the holders of outstanding shares of Series F Stock shall be entitled to receive the entire assets of the Company available for distribution, ratably with the holders of outstanding shares of Common Stock, in proportion to the ratio which the total number of shares of Common Stock into which the outstanding shares of Series F Stock would be convertible on the effective date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company bears to the total number of shares of Common Stock deemed to be outstanding on such date (assuming for this purpose the conversion of all outstanding shares of Series F Stock on such effective date). Each holder of outstanding shares of Series
             F Stock shall be entitled to receive that portion of the assets of the Company available for distribution which the number of shares of Common Stock issuable upon conversion of such holder's shares of Series F Stock bears to the total number of shares of Common Stock deemed to be outstanding on the effective date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

             (B) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company which is after the ESOP Payment Date, after the payment in full of all preferential liquidation amounts to which the holders of outstanding shares of Preferred Stock or Preference Stock ranking senior to the Series F Stock shall be entitled, but before any distribution or payment to the holders of Junior Securities, the holders of outstanding shares of Series F Stock shall be entitled to receive out of the assets of the Company at the time legally available therefor, an amount equal to $39.056 per share, together with all dividends accrued
             (whether or not declared) during the dividend period in which such liquidation, dissolution or

                                       11
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             winding up occurs and all
             cumulated and unpaid dividends, if any, accrued during any prior Dividend Periods. In addition, after the payment in full of all preferential liquidation amounts to which the holders of outstanding shares of Series F Stock shall be entitled, the holders of outstanding shares of Series F Stock shall be entitled to receive the entire assets of the Company available for distribution, ratably with the holders of outstanding shares of Common Stock, in proportion to the ratio which the total number of shares of Common Stock into which the outstanding shares of Series F Stock would be convertible on the effective date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company bears to the total number of shares of Common Stock deemed to be outstanding on such date (assuming for this purpose the conversion of all outstanding shares of Series F Stock on such effective date). Each holder of outstanding shares of Series
             F Stock shall be entitled to receive that portion of the assets of the Company available for distribution which the number of shares of Common Stock issuable upon conversion of such holder's shares of Series F Stock bears to the total number of shares of Common Stock deemed to be outstanding on the effective date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company as set forth above.

       7. Redemption. The shares of Series F Stock shall not be redeemable by the Company.

       8.    Conversion.

             (A) From and after the Date of Issuance of shares of Series F Stock and prior to the expiration of thirty days following the ESOP Payment Date, each share of Series F Stock shall be convertible, at the option of the holder thereof, into one fully-paid and nonassessable share of Common Stock of the Company, subject to adjustment as hereinafter set forth in subclause (E) below.

             (B) From and after the thirty-first day following the ESOP Payment Date, each share of Series F Stock shall be convertible, at the option of the holder thereof, into .3644353 of a fully-paid and nonassessable share of Common Stock of the Company, subject to adjustment as hereinafter set forth in subclause (E) below.

             (C) To exercise such conversion option, the holder of shares of Series F Stock shall surrender the certificate or certificates representing the shares of Series F Stock to be converted, duly endorsed for transfer to the Company, at the principal executive office of the Company, and shall give written notice, postage prepaid, by certified or registered mail, return receipt requested, or by hand delivery to the Company at its principal executive office, of the

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

             election of such holder to convert all
             or a portion of the shares of Series F Stock represented by the certificate or certificates surrendered into shares of Common Stock which notice shall set forth the name or names in which the certificate or certificates representing the shares of Common Stock to be issued upon conversion are to be issued. Conversion shall be deemed to have been effected on the date of receipt by the Company of such notice and the certificate or certificates to be surrendered for conversion (the "Conversion Date"). As promptly as practicable thereafter, the Company shall issue to or upon the written order of such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. The conversion of shares of Series F Stock into shares of Common Stock shall be deemed to be effective and such holder, or the person or persons designated by such holder, shall be deemed to have become a holder of record of the shares of Common Stock issuable upon conversion of such shares of Series F Stock on the applicable Conversion
             Date unless the transfer books of the Company are closed on such date, in which event such holder shall be deemed to have become a holder of record of the shares of Common
             Stock issued upon conversion of the shares of Series F Stock on the next succeeding date on which the transfer books of the Company are open. Upon conversion of only a portion of the number of shares of Series F Stock represented by a certificate or certificates surrendered for conversion, the Company shall issue and deliver to or upon the written order of the holder of the certificate or certificates so surrendered a new certificate or certificates representing the number of shares of Series F Stock not so converted.

             (D) No fractional shares of Common Stock shall be issued upon conversion of shares of Series F Stock. In lieu of issuing fractional shares of Common Stock upon conversion of shares of Series F Stock, the Company shall pay a cash adjustment in respect of such fractional shares of Common Stock equal to the fair market value thereof as determined by the Board of Directors of the Company. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of outstanding shares of Series F Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of Series F Stock from time to time outstanding.

             (E) The number of shares of Common Stock into which a share of Series F Stock shall be convertible as set forth in subclauses (A) and (B) above, shall be subject to adjustment from time to time as follows:

                    (i) In case the Company shall at any time subdivide its outstanding shares of Common Stock or shall issue a dividend or other distribution payable in shares of Common Stock, the number of shares of Common
                    Stock into which a share of Series F Stock shall be convertible shall be proportionately increased, effective immediately after the effective date of such subdivision or at the close of business on the record date fixed by the Board of Directors of the Company for such dividend or other distribution, as the case may be;

                    (ii) In case the Company shall at any time combine its outstanding shares of Common Stock, the number of shares of Common Stock into which a share of Series F Stock shall be convertible shall be proportionately decreased, effective immediately after the effective date of such combination; and

                    (iii)  In case the Company shall at any time
                    recapitalize or reclassify its capital stock, or in case of any consolidation or merger of the Company with or into any other person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the capital stock of the Company) or in case of the sale or other disposition of all or substantially all the assets of the Company to any other person, then in each such case each outstanding share of Series F Stock shall after such recapitalization, reclassification, consolidation, merger, sale or other disposition be convertible into the kind and number of shares of capital stock or other securities or assets of the Company or of the entity resulting from such consolidation or surviving such merger or to which such assets shall have been sold or otherwise disposed of to which the holder thereof would have been entitled if immediately prior to such recapitalization, reclassification, consolidation, merger, sale or other disposition such holder had converted its shares of Series F Stock. The provisions set forth above shall apply to successive recapitalization, reclassifications, consolidations, mergers, sales or other dispositions.

             (F) All shares of Common Stock issued upon conversion of shares of Series F Stock shall, upon issuance by the Company, be duly and validly issued, fully-paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

       9. Voting Rights. The holders of shares of Series F Stock shall be entitled to vote on or otherwise consent to any matter requiring the vote or consent of the stockholders of the Company under the laws of the State of Delaware. Each holder of outstanding shares of Series F Stock shall be entitled to one vote for each whole share of Common Stock into which such holder's outstanding shares of Series F Stock would be convertible immediately after the close of business on the record date fixed by the Board of Directors of the Company for determining the stockholders of the Company entitled to vote or otherwise consent to such matter; provided, however, that in the event (x) the Company shall fail to pay cumulative dividends in full on the outstanding shares of Series F Stock for a period of four consecutive Dividend Periods, or (y) the Company shall fail to pay cumulative dividends in full on the outstanding shares of Series F Stock for a period of eight Dividend Periods, in either case after the expiration of thirty days following the ESOP Payment Date, each holder of outstanding shares of Series F Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock which such holder would have been entitled to receive if the shares of Series F Stock held by such holder had been converted into shares of Common Stock prior to the expiration of thirty days following the ESOP Payment Date until such time as all cumulative dividends in arrears with respect to the shares of Series F Stock shall have been paid in full. Except as otherwise required by the laws of the State of Delaware, the holders of outstanding shares of Series F
Stock shall vote together with the holders of outstanding shares of Common Stock as a single class.

       FIFTH:       At all elections of Directors of the Company, each
stockholder who is entitled to vote upon such election shall be entitled to as many votes as shall be equal to the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of Directors with respect to his shares of stock multiplied by the number of Directors to be elected, and he may cast all of such votes for a single Director or may distribute them among the number to be voted for or for any two or more of them, as he sees fit.

       SIXTH:       In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Company.

       SEVENTH:     The Company shall indemnify any and all persons
whom it has the power to indemnify pursuant to the Delaware General Corporation Law against any and all expenses, judgments, fines amounts paid in settlement, and any other liabilities to the fullest extent permitted by such Law and may, at the discretion of the Board of Directors, purchase and maintain insurance, at its expense, to protect itself and such persons against any such expense, judgment, fine, amount paid in settlement or other liability, whether or not the Company would have the power to so indemnify such person under the Delaware General Corporation Law.

       A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General
Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General
Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

       Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

       IN WITNESS WHEREOF, this Restated Certificate of
Incorporation, which only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Company as heretofore amended, supplemented or restated and there being no discrepancies between those provisions and the provisions of this Restated Certificate of Incorporation and it having been duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware by the Executive Committee of the Board of Directors, which Committee is authorized to act on behalf of the Company's Board of Directors, has been executed by its Vice President and attested by its Secretary on this 30th day of November, 1993.


                                               Mattel, Inc.

                                               By: /s/ Judy A. Willis
                                                   ------------------
                                                   Vice President
Attest:


By: /s/ N. Ned Mansour
    ------------------
    Secretary

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